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                                   Exhibit 2

                        [LETTERHEAD OF DELOITTE & TOUCHE]

February 21, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4(b) of Form 8-K of COMC, Inc. dated February 21, 2000.

Yours truly,

/s/ Deloitte & Touche LLP